UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2006

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2006, Triple Net Properties, LLC, or our Manager, entered into a Real Property Purchase Agreement, or the Agreement, with Santa Ana Arts IV, Inc., an unaffiliated third party, or the Seller, for the purchase of an office building located at 901 Civic Center Drive, Santa Ana, California, or the Property, for a purchase price of $14,700,000. On March 31, 2006, our Manager entered into a First Amendment to Real Property Purchase Agreement with Seller, or Amendment No. 1, that amended the Agreement to designate First American Title Insurance Company as the title insurance company. On April 19, 2006, our Manager executed an Assignment of Contract, or the Assignment, to assign its interest as the buyer in the Agreement and Amendment No. 1 to NNN 901 Civic, LLC, an affiliate, and NNN VF 901 Civic, LLC, our wholly-owned subsidiary.

The above descriptions of the Agreement, Amendment No. 1 and the Assignment are qualified in their entirety by the terms of the Agreement, Amendment No. 1 and the Assignment, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, of this Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information reported in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference.

On April 24, 2006, NNN 2003 Value Fund, LLC, completed the purchase of a 96.9% interest in the Property through NNN VF 901 Civic, LLC, our wholly owned subsidiary. NNN 901 Civic, LLC, an affiliate, purchased the remaining 3.1% interest. We paid a purchase price of $14,244,000 in cash. $7,493,000 of such cash was net proceeds from our previous sale of Southwood Tower, which funds should qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.

The Property is a four-story office building located in Santa Ana, California that totals 104,000 square feet of gross leaseable area. The Property was 67.0% leased at the time of acquisition, with the Federal Bureau of Investigation and Qualify America, Inc. as two of its major tenants.

Triple Net Realty, Inc., or Realty, an affiliate of our Manager, was paid a real estate commission of $300,000, or 2.0%, of the purchase price. Pursuant to an agreement between our Manager and Realty, 75% of the amount paid to Realty for the real estate commission was passed through to our Manager. Real estate commissions of $147,000, or 1.0%, of the purchase price was also paid to an unaffiliated third party.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(d) Exhibits.

10.1 Real Property Purchase Agreement, dated as of, March 27, 2006, by and between Santa Ana Arts IV, Inc. and Triple Net Properties, LLC.

10.2 First Amendment to Real Property Purchase Agreement, dated as of March 30, 2006, by and between Santa Ana Arts IV, Inc. and Triple Net Properties, LLC.

10.3 Assignment of Contract dated April 19, 2006 by and between Triple Net Properties, LLC, as assignor and NNN 901 Civic, LLC and NNN VF 901 Civic, LLC, as assignees.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

April 28, 2006	By:	/s/ Richard T. Hutton, Jr.

Name: Richard T. Hutton, Jr.
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Real Property Purchase Agreement, dated as of, March 27, 2006, by and between Santa Ana Arts IV, Inc. and Triple Net Properties, LLC.
10.2	First Amendment to Real Property Purchase Agreement, dated as of March 30, 2006, by and between Santa Ana Arts IV, Inc. and Triple Net Properties, LLC.
10.3	Assignment of Contract dated April 19, 2006 by and between Triple Net Properties, LLC, as assignor and NNN 901 Civic, LLC and NNN VF 901 Civic, LLC, as assignees.